AGREEMENT

     Agreement, made as of the 15th day of May, 1998, by and between MIM CORPORATION, a Delaware corporation (the "Company"), and JOHN H. KLEIN (the "Executive").

     In consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Last Date of Employment. The Executive hereby resigns from his positions with the Company and its subsidiaries as an officer and an employee, and the Company hereby accepts such resignation, effective as of May 15, 1998 (the "Effective Date"). The Employment Agreement, dated May 30, 1996 (the "Employment Agreement"), between the Company and the Executive shall terminate as of the Effective Date and shall be superseded for all purposes by this Agreement. Notwithstanding anything to the contrary contained in the Employment Agreement, the Executive shall not be entitled to any payments or benefits in connection with the termination of his employment, other than the benefits specifically identified herein. In addition, the Executive hereby agrees that he will resign from the Company's Board of Directors effective as of the Effective Date.

     2. Transition. The Executive agrees that he shall be reasonably available, upon the Company's prior reasonable request, to answer questions that any of the Company's officers may have with respect to activities that were previously the responsibility of the Executive in order to facilitate the transition. Without limiting the foregoing, the Executive agrees to cooperate fully with the Company with respect to litigation. Notwithstanding the foregoing, the Executive's obligations under this Section 2 shall survive for 12 months after the date hereof in all cases other than any assistance which the Company may require in connection with the pending investigation of the TennCare program by the grand jury in the Western District of Tennessee, as to which assistance the Executive's obligations under this Section 2 shall survive indefinitely. The Company shall reimburse the Executive for reasonable out-of-pocket expenses in connection with any such assistance, provided that the Executive delivers to the Company satisfactory receipts or other documentation therefor.

     3. Benefits. In full and complete satisfaction of the Company's obligations under the Employment Agreement, the Company agrees to pay the Executive, for the one year-period commencing on the Effective Date and ending on May 14, 1999, the sum of $325,000 per year subject to applicable withholding, payable in substantially equal weekly installments by wire transfer of immediately available funds. To the extent permitted by applicable law and the Company's existing plans, the Company will permit 401(k) deductions from payments made hereunder. Notwithstanding the foregoing, if, prior to May 14, 1999, the Executive violates any of the material terms hereof, or any of the terms of
Section 8 hereof, then the Company shall have no further obligation to make any payments under this Section 3 on or after the date of such violation; provided, however, that, unless the Company determines in good faith that a violation is not susceptible to remediation, the Company shall provide written notice of any violation and the Executive shall have a 10-day opportunity to cure after receipt of such notice. The Company shall continue to provide the


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                                      -2-

Executive with medical and dental coverage on the same basis as active employees during the period of salary continuation but in no event shall said coverage continue beyond May 14, 1999. After such date, the Executive shall be entitled to elect to continue such medical and dental coverage at his own expense in accordance with the continuation requirements of COBRA. The Company shall reimburse the Executive for all reasonable and customary business expenses incurred prior to the Effective Date by the Executive in connection with the Executive's performance of his duties under the Employment Agreement, in accordance with the Company's policies.

     4. Confidentiality. Except as required by applicable law, rule or regulation, by court order or by the rules and regulations of the Nasdaq Stock Market, or any other national securities exchange on which the Company's shares are listed (in which event the Executive shall be provided a copy of any proposed release or other announcement or disclosure as early as possible prior to release or disclosure and an opportunity to oppose or limit such release or disclosure), the Company shall not issue any press release or other announcement or disclosure concerning this Agreement or the Executive's resignation without the prior written consent of the Executive, and, except in connection with governmental or judicial proceedings or investigations, the Company and the Executive will not disparage each other or their reputations in the business community.

     5. Release by the Executive. In consideration of, among other things, the agreements of the Company set forth herein, the Executive hereby releases on behalf of himself, his spouse, heirs, successors and assigns, the Company and each of its affiliates, subsidiaries and divisions and their respective successors, assigns, officers, directors, agents, employees and representatives, from and against any and all claims, demands, grievances, and causes of action, administrative, court or otherwise, known or unknown, which he has, had, or may have had against any of them through the Effective Date, including, but not limited to: (i) any claim arising under the Age Discrimination in Employment Act, 29 U.S.C. ss.ss. 621 et seq., as amended, and/or Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.ss. 2000e et seq., as amended, and/or the Americans with Disabilities Act, 42 U.S.C. ss.ss.12111-12117; (ii) any claim for employment discrimination, whether based on a federal, state or local statute or court decision; (iii) any claim, whether statutory, common law or otherwise, arising out of the terms and conditions of the Executive's employment or relationship with the Company, the termination of his employment and relationship with the Company, or the events surrounding that termination; and
(iv) any claim for attorneys' fees, costs, disbursements and the like. The foregoing sentence shall not apply to claims arising under this Agreement or claims arising after the date hereof under the agreements listed on Schedule A attached hereto, it being understood that all such agreements shall continue in full force and effect.

     6. Release By the Company. In consideration of the performance of the Executive's obligations hereunder, the Company hereby releases on behalf of itself, its successors and assigns, the Executive from and against any and all claims, demands, grievances and causes of action, administrative, court or otherwise, known or unknown, which it has, had, or may have had against him arising out of his services as an officer or director of the Company pursuant to the Employment Agreement for the period from May 30, 1996 through the Effective Date.

     7. Indemnification. To the fullest extent provided by the Company's Certificate of Incorporation and By-Laws and permitted by the provisions of the General Corporation Law of the State of Delaware, as all of the same are in effect as of the date hereof and as any of the same shall be amended or restated from time to time hereafter (provided, however, that no such amendment or


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                                      -3-

restatement shall decrease or reduce the protections and benefits available to the Executive as in effect on the date hereof), (i) the Executive shall have no personal liability to the Company or its stockholders for monetary damages for breach of a fiduciary duty as a director or officer of the Company, and (ii) the Company shall indemnify, including, without limitation, the advancement of expenses in defense of any actions, the Executive, without regard to the termination of his service as a director or the termination of his employment. The Company shall use its best efforts to continue to maintain in full force and effect, for a period of at least three (3) years from the date hereof, director's and officer's liability insurance covering the Executive in an amount not less than Five Million Dollars ($5,000,000). The Executive shall furnish such information concerning the Executive as may be reasonably requested from time to time by such insurer. The Company shall, upon the Executive's request, provide proof of the insurance coverage required under this Section 7.

     8. Certain Covenants of the Executive. The Executive acknowledges that: (i) he is one of the limited number of persons or entities who has developed, or is familiar with, the business of the Company (the "Business"); (ii) the Company conducts its business throughout the United States; (iii) his work for the Company has brought the Executive into close contact with many confidential affairs not readily available to the public; (iv) the Company would not agree to make the payments required pursuant to this Agreement but for the agreements and covenants of the Executive contained herein; and (v) the covenants contained in this Section 8 will not involve a substantial hardship upon the Executive's future livelihood. In order to induce the Company to enter into this Agreement, the Executive covenants and agrees that:

          (a) Employees of the Company. During the period commencing on the date hereof and ending on May 15, 1999, the Executive shall not, directly or indirectly, initiate communications with, solicit, persuade, entice, induce or encourage any individual who is then or who has been within the 12-month period preceding May 15, 1998, an employee of the Company or any affiliate to terminate employment with the Company or such affiliate or to become employed by or enter into a contract or other agreement with any other person, and the Executive shall not approach any such employee for any such purpose or authorize or knowingly approve the taking of any such actions by any other person.

          (b) Solicitation of Customers. During the period commencing on the date hereof and ending on May 15, 1999, the Executive shall not, directly or indirectly, initiate communications with, solicit, persuade, entice, induce, encourage (or assist in connection with any of the foregoing) any person who is then or has been within the 12-month period preceding May 15, 1998 a customer or account of the Company or any affiliate or any potential customer or account whose identity the Executive learned during the course of the Executive's employment with the Company, to terminate or to adversely alter its contractual or other relationship with the Company or any affiliate.

          (c) Confidential Company Information. The Executive shall not knowingly use for his own benefit or disclose or reveal to any unauthorized person any trade secret or other confidential information relating to the Company or its business associates, or to any of the actual, planned or contemplated businesses thereof, including, without limitation, customer lists, customer needs, price and performance information, processes, supply sources and characteristics, business opportunities, potential business interests, marketing, promotional pricing and financing techniques, business plans and strategies, and the Executive confirms that such information constitutes the exclusive property of the Company. Such restriction on confidential information shall remain in effect unless, until and only to the extent that it is (i)


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                                      -4-

     disclosed in published literature or otherwise generally available in the industry through no fault of Executive, or (ii) obtained by the Executive from a third party with the prior right to make such disclosure. The Executive agrees that he will return to the Company any physical embodiment of such confidential information upon the Effective Date.

          (d) Non-Competition. For a period of one year following (i) the Effective Date or (ii) the last payment of any compensation in accordance with the terms hereof, whichever occurs last, the Executive shall not engage, directly or indirectly (which includes, without limitation, owning, managing, operating, controlling, being employed by, giving financial assistance to, participating in or being connected in any material way with any person or entity other than the Company), anywhere in the United States in the businesses of (i) pharmacy benefit management, (ii) any business in which the Company is engaged as of May 15, 1998, and (iii) any component of any of the foregoing businesses; provided, however, that the Executive's ownership as a passive investor of less than two percent (2%) of the issued and outstanding stock of a publicly held corporation shall not be deemed to constitute competition. Further, during such period the Executive shall not act to induce any of the Company's customers or employees to take action which might be disadvantageous to the Company.

          (e) Inventions and Improvements. The Executive hereby acknowledges that he will treat as for the Company's sole benefit, and fully and promptly disclose and assign to the Company without additional compensation, all ideas, information, discoveries, inventions and improvements which are based upon or related to any confidential information protected under Section 8(c) herein, and which are or have been made, conceived or reduced to practice by him during his employment by the Company. The provisions of this subsection 8(e) shall apply whether such ideas, discoveries, inventions, improvements or knowledge are or were conceived, made or gained by him alone or with others, whether during or after usual working hours, either on or off the job, to matters directly or indirectly related to the Company's business interests (including potential business interests), and whether or not within the realm of his duties.

          (f) Future Employer. The Executive shall inform any prospective or future employer of any and all restrictions contained in this Section 8 and provide such employer with a copy thereof prior to the commencement of that employment.

          (g) Rights. If the Executive breaches, or threatens to commit a breach of, any of the provisions of Sections 8(a)-8(f) hereof (collectively, the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates under law or in equity:

               (i) Specific Performance. The right and remedy to seek from any court of competent jurisdiction specific performance of the Restrictive Covenants or injunctive relief against any act which would violate any of the Restrictive Covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and/or its affiliates and that money damages will not provide an adequate remedy to the Company and/or its affiliates.

          (e) Severability of Covenants. If any of the Restrictive Covenants, or any part thereof, is held by a court of competent jurisdiction or any foreign, federal, state, county or local government or other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the Restrictive Covenants shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and such court, government, agency or authority shall be empowered to substitute, to the extent enforceable, provisions similar thereto or other provisions so as to provide to the Company and its affiliates, to the fullest extent permitted by applicable law, the benefits intended by such provisions.

          (f) Enforceability in Jurisdictions. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly invalid or unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the right of the Company or its affiliates to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     9. General Provisions.

     (a) In the event that any provision or Section of this Agreement shall be held invalid or unreasonable, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement which shall be deemed severable, and such invalid or unreasonable provision(s) shall be deemed to have been amended, and the parties hereto agree to execute all documents necessary to evidence such amendment, so as to modify any such invalid or unreasonable provision and to carry out the intent of the terms and provisions of this Agreement to the greatest extent possible and to render such provisions of this Agreement enforceable and/or reasonable in all respects as modified.

     (b) Any written notice under this Agreement shall be personally delivered or sent by certified or registered mail, return receipt requested and postage prepaid to (i) the Company at One Blue Hill Plaza, 15th Floor, P.O. Box 1670, Pearl River, New York 10965-8670, Attention: General Counsel and (ii) to the Executive at 37 Loman Court, Cresskill, New Jersey 07626, or to such other address or addresses as either of the parties shall designate in accordance with this Section.

     (c) This Agreement shall be construed in accordance with, and its performance shall be governed by, the laws of the State of New York.

     (d) Except as otherwise noted herein, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements, representations and promises by either party or between parties, including the Employment Agreement (except that the agreements listed on Schedule A hereto).

     (e) No modification of this Agreement shall be effective unless in a writing executed by both parties hereto.


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                                      -6-

     (f) The Company agrees that it shall not pay to Richard Friedman any payments or provide any benefits in lieu of payments which are intended to enable Mr. Friedman to pay all or any income taxes payable by Mr. Friedman as a result of his exercise of options to acquire 1,500,000 shares of the Company's common stock unless the Company also makes a payment to the Executive to pay an equivalent portion of any income taxes payable by the Executive as a result of his exercise of options to acquire 1,800,000 shares of the Company's common stock. The Executive agrees to provide to the Company such documents, papers and other information as the Company may reasonably request in order to enable the Company to compute the amount of taxes owed by the Executive which are attributable to the exercise of such options and, accordingly, the amount of any payment payable to the Executive under this Section 9(f).


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                                      -7-

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first written above.


                                        /s/ John H. Klein
                                        -----------------------------------
                                        Executive:  John H. Klein

                                        MIM CORPORATION

                                        By: /s/ Barry A. Posner
                                            -------------------------------
                                            Name: Barry A. Posner
                                            Title: Vice President and Secretary

                                                                      Schedule A

                              Continuing Agreements

     Registration Rights Agreement IV, July 31, 1996, among the Company, E. David Corvese, John H. Klein, Richard H. Friedman, Leslie B. Daniels, and MIM HOLDINGS, LLC.